Exhibit 99.1

September 23, 2019

DTC, Voluntary Reorg Department

Re: Jaguar Health, Inc. Series 1 Warrants (CUSIP: 47010C 110)

Ladies and Gentlemen:

Please be advised that, effective September 24, 2019, pursuant to Section 5(l) of the Series 1 Common Stock Purchase Warrants of Jaguar Health, Inc. (the “Series 1 Warrants”), the Exercise Price for the Series 1 Warrants has been adjusted to $1.40 per share of common stock, par value $0.0001 per share (CUSIP 47010C409) (“Common Stock”).  Please note that all exercises resulting in fractions are to be, at the Company’s election, either settled with a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or rounded up to the next whole share.

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Jaguar Health, Inc. • 201 Mission Street, Suite 2375 • San Francisco, CA 94105

Tel: +1 (415) 371-8300 • Fax: +1 (415) 371-8311 • https://jaguar.health

Sincerely,

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Lisa A. Conte
President and Chief Executive Officer

RECEIVED AND ACKNOWLEDGED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Jennifer Donovan
Name:	Jennifer Donovan
Title:	SVP, Relationship Management

[SIGNATURE PAGE TO COMPANY ORDER TO WARRANT AGENT]